ParkerVision, Inc.
Common Stock
PLACEMENT AGENCY AGREEMENT

September 14, 2012
Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, Minnesota  55402

Ladenburg Thalmann & Co. Inc.
4400 Biscayne Boulevard, 14th Floor
Miami, Florida 33137

Ladies and Gentlemen:
ParkerVision, Inc., a Florida corporation (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (this “Agreement”) and the Stock Purchase Agreement in the form of Exhibit A attached hereto (the “Stock Purchase Agreement”) entered into with the investors identified therein (each, an “Investor” and collectively, the “Investors”), to issue and sell up to an aggregate of 4,381,761 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company hereby confirms its agreement with Craig-Hallum Capital Group LLC (“Craig-Hallum”), as set forth below. Craig-Hallum is referred to as the “Lead Placement Agent” and any co-placement agent approved by Craig-Hallum, including Ladenburg Thalmann & Co. Inc. (“Ladenburg”), will be referred to as a “Co-Placement Agent,” and collectively, Craig-Hallum and any such Co-Placement Agent(s) are referred to as the “Placement Agents.”  The Shares are more fully described in the Prospectus (as defined below).
The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-183713), including a prospectus, relating to the Shares, which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Company has filed, or will file, with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement as amended at the time it became or becomes effective for purposes of Section 11 of the Securities Act, including the documents filed as part thereof and information contained or incorporated by reference in the prospectus or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.”  If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a final prospectus supplement (in the form first used to confirm sales of the Shares, the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus” means the prospectus dated September 11, 2012, relating to the Shares, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus and the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to Investors at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means the time the Shares are sold to the Investors on the date of the Subscription Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.
1.       Agreement to Act as Placement Agents; Delivery and Payment. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:
(a)       The Company hereby engages the Placement Agents, as the exclusive agents of the Company, to, on a reasonable best efforts basis, solicit offers to purchase Shares from the Company on the terms and subject to the conditions set forth in the Stock

Purchase Agreement and Prospectus (as defined below). Each Placement Agent shall use reasonable best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase the Shares was solicited by such Placement Agent and accepted by the Company, but such Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. In connection with its reasonable best efforts to solicit offers to purchase the Shares, each Placement Agent shall only communicate information regarding the Company to potential purchasers of the Shares that is consistent with the information contained in the Prospectus. Under no circumstances will any Placement Agent or any of its affiliates be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. Each Placement Agent shall act solely as the Company’s agent and not as principal. No Placement Agent shall have any authority to bind the Company with respect to any prospective offer to purchase Shares, and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part.
(b)       As compensation for services rendered by the Placement Agents hereunder, on the Closing Date (as defined below), the Company shall pay or cause to be paid to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an aggregate amount equal to six percent (6.0%) of the gross proceeds received by the Company from the sale of the Shares to Investors (the “Agency Fees”). Such amount may be deducted from the payment made by the Investor(s) to the Company and paid directly to the Placement Agents on the Closing Date. The Agency Fees shall be allocated among the Placement Agents such that (A) Ladenburg will receive an Agency Fee in an aggregate amount equal to five percent (5.0%) of the gross proceeds received by the Company from the sale of the Shares to those Investors designated by Ladenburg, as set forth in Schedule I hereto (the “Ladenburg-Designated Accounts”) and (B) Craig-Hallum will receive an Agency Fee in an aggregate amount equal to the sum of one percent (1.0%) of the gross proceeds received by the Company from the sale of the Shares to the Ladenburg-Designated Accounts and  six percent (6.0%) of the gross proceeds received by the Company from the sale of the Shares to all other Investors. Each Placement Agent agrees that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that the Placement Agents shall be entitled to receive in connection with the Offering contemplated hereby.
(c)       The Shares are being sold to the Investors at a price of $2.30 per share (the “Purchase Price”) as set forth on the cover page of the Prospectus (as defined below). The purchases of Shares by the Investors shall be evidenced by the execution of the Stock Purchase Agreement by each of the parties thereto in the form attached hereto as Exhibit A.

(d)       Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Lead Placement Agent, solicit or accept offers to purchase shares of the Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof or are granted in the ordinary course to directors, officers or employees of the Company under the Company’s equity incentive plans) otherwise than through the Placement Agents in accordance herewith.
(e)       No Shares which the Company has agreed to sell pursuant to this Agreement and the Stock Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Investor purchasing such Shares against payment therefor by such Investor. If the Company shall default in its obligations to deliver Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of the default by the Company in accordance with the procedures set forth in Section 6(c) hereof.
(f)       Payment of the purchase price for, and delivery of the Shares shall be made at a closing (the “Closing”) at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York, at 9:00 a.m., Eastern Time, on September 19, 2012 or at such other time and date as the Placement Agents and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such date of payment and delivery being herein referred to as the “Closing Date”). Unless otherwise specified in the Stock Purchase Agreement, the Shares will be settled through the facilities of The Depository Trust Company’s DWAC system. Subject to the terms hereof, payment of the purchase price for the Shares shall be made to the Company in the manner set forth below by Federal Funds wire transfer, against delivery of the Shares to such persons and shall be registered in the name or names and shall be in such denominations as the Placement Agents may request at least one business day before the Closing Date. Payment of the purchase price for the Shares to be purchased by Investors shall be made by such Investors directly to the Company. Subject to the terms and conditions hereof, on the Closing Date, the Company shall pay to each Placement Agent the amount of expenses for which each such Placement Agent is entitled to reimbursement pursuant hereto. At least one day prior to the Closing Date, each Placement Agent shall submit to the Company its bona fide estimate of the amount of expenses for which it is entitled to reimbursement pursuant hereto. As soon as reasonably practicable after the Closing Date, each Placement Agent shall submit to the Company its expense reimbursement invoice and the Company or such Placement Agent, as applicable, shall make any necessary reconciling payment(s) within thirty days of receipt of such invoices.

2.       Representations and Warranties of the Company. The Company represents and warrants to the Placement Agents as of the date hereof and as of the Closing Date, and agrees with the Placement Agents, as follows:
(a)       The Registration Statement has become effective under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
(b)       The Base Prospectus and any Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)).
(c)       (i)  Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)); (v) at no time during the period that begins on September 11, 2012 and ends immediately prior to the execution of this Agreement did the Base Prospectus or any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Time of Sale Prospectus does not, and at the Time of Sale and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (viii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424 and at the Closing Date, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through the Lead Placement Agent expressly for use therein, it being agreed that the only information furnished by the Placement Agents to the Company expressly for use therein is the “Placement Agents’ Information” described in Section 7 below.
(d)       Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Lead Placement Agent, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Lead Placement Agent before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Placement Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Placement Agents are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; no Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, Time of Sale Prospectus or Prospectus; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Placement Agent contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.
(e)       The Company was, at the time the Registration Statement was initially filed and when it became effective, and is, eligible to use Form S-3 to register the offering of the Shares contemplated hereby. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.
(f)       Shares of Common Stock are (and upon the Closing Date, the Shares will be) listed for quotation and admitted for trading on the NASDAQ Capital Market (“NASDAQ”), and the Company has not received any notice from NASDAQ regarding the delisting of such shares from NASDAQ (except for such notices as have been fully resolved). Notice of issuance of the Shares has been duly submitted to NASDAQ. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.
(g)       The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of Company, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, or (iii) result in the delisting of shares of Common Stock from

NASDAQ (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “material adverse effect”).
(h)       Each of this Agreement and the Stock Purchase Agreement has been duly authorized, executed and delivered by the Company.
(i)       The authorized and outstanding capitalization of the Company is as set forth in the Time of Sale Prospectus and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of stock options and restricted stock units and the issuance of shares of Common Stock upon the exercise of stock options and the vesting of restricted stock units under existing equity incentive plans described in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.
(j)       The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.
(k)       The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Stock Purchase Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
(l)       Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement and the Stock Purchase Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the articles of incorporation or bylaws of the Company; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company (or any of its respective assets) is subject or bound.
(m)       No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the Company’s stockholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agents or (iii) under the FINRA Conduct Rules.
(n)       There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) (i) other than any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, have a material adverse effect, or (ii) that are, or are required to be, described in the Time of Sale Prospectus or the Prospectus and are not accurately described in the Time of Sale Prospectus and the Prospectus. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(o)       The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(p)       The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data;

the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Prospectus and the Prospectus or in documents incorporated therein by reference, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and all disclosures contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company, is an independent registered public accounting firm as required by the Securities Act.
(q)       All statistical or market-related data included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.
(r)       The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect.
(s)       There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(t)       Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company (a “material adverse change”), or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, operations or earnings of the Company; (ii) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (iii) the Company has not purchased any of its outstanding capital stock (except in connection with the payment of the exercise price of, or withholding taxes for, awards under the Company’s equity incentive plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
(u)       The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v)       The Company owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development) (collectively, the “Intellectual Property”), and (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish ownership rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Time of Sale Prospectus and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, except as such failure to comply or be in full force and effect would not result in a material adverse effect; (vii) to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) to the knowledge of the Company, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(w)       No material labor dispute with the employees of the Company exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect. The Company is not in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.
(x)       The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.
(y)       The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.
(z)       The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)       The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company and its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
(bb)       The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.
(cc)       All tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
(dd)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)       The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than (i) shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or restricted stock units and (ii) as described in the Registration Statement, the Time of Sale Propsectus and the Prospectus.
(ff)       Neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
Any certificate signed by any officer of the Company and delivered to each Placement Agent or to counsel for the Placement Agents or to any of the Investors or to counsel for any of the Investors in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Placement Agent and the Investors as to the matters covered thereby.
3.       Covenants. The Company covenants and agrees with the Placement Agents as follows:
(a)       To furnish to the Lead Placement Agent, without charge, upon request, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Placement Agent a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Lead Placement Agent in Minneapolis, Minnesota, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(f) or 3(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Lead Placement Agent may request.
(b)       Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Lead Placement Agent a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Lead Placement Agent objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)       To furnish to the Lead Placement Agent a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the

Company and not to use or refer to any proposed free writing prospectus to which the Lead Placement Agent objects.
(d)       Not to take any action that would result in a Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.
(e)       To advise the Lead Placement Agent promptly of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Prospectus Supplement or any Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.
(f)       If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(g)       If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Placement Agents the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with the sales contemplated by this Agreement and the Stock Purchase Agreement, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(h)       If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Lead Placement Agent promptly and, if requested by the Lead Placement Agent, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).
(i)       If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Lead Placement Agent, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Lead Placement Agent, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Lead Placement Agent of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.
(j)       If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold as contemplated in this Agreement and the Stock Purchase Agreement, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
(k)       To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.
(l)        Promptly to furnish such information or to take such action as the Lead Placement Agent may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Lead Placement Agent shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Lead Placement Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(m)       To make generally available to the Company’s security holders and to the Lead Placement Agent as soon as practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(n)       To use its best efforts to cause the Shares to be listed on NASDAQ  (to the extent the Shares are not so listed) and to maintain the listing of the Common Stock, including the Shares, on NASDAQ.
(o)       During the period beginning on the date of this Agreement and continuing to and including 45 days after the date of the Prospectus, and without the prior written consent of the Lead Placement Agent, not to (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the grant of awards pursuant to the Company’s equity incentive plans under the terms of such plans in effect on the date hereof, provided that any such awards are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or the sale of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans), (iii) the issuance by the Company of shares of Common Stock upon the exercise of, or the vesting or conversion of, a security outstanding on the date of this Agreement which is disclosed in the Registration Statement or of which the Lead Placement Agent has been advised in writing, (iv) the issuance by the Company of any such securities required pursuant to agreements providing for anti-dilution or other stock purchase or share issuance rights existing on the date of this Agreement, or (v) the issuance by the Company of any such securities as in-kind consideration as required pursuant to any agreement relating to any technology license, strategic alliance or joint venture. Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 45-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Lead Placement Agent waives, in writing, such extension; provided, that such extension of the 45-day period shall not apply if, (x) the Company’s securities are “actively-traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act and (y) the Company meets the applicable requirements of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. The Company shall promptly notify the Lead Placement Agent of any earnings release, news or event that may give rise to an extension of the initial 45-day restricted period.
(p)       To prepare, if the Lead Placement Agent so requests, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Lead Placement Agent, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the

Securities Act following the date the final terms have been established for the offering of the Shares.
(q)       To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.
(r)       Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(s)       Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Time of Sale Prospectus or the Prospectus.
(t)       To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
(u)       To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.
4.       Costs and Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse each Placement Agent all reasonable, actual and accountable expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including without limitation the reasonable legal fees and expenses of counsel to the Placement Agents and reasonable out-of-pocket accountable travel and related expenses, provided, however, such reimbursable costs and expenses shall not exceed $100,000.
5.       Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder are subject to the following conditions:
(a)       Filings with the Commission. Each issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 3 hereof.
(b)       No Stop Orders. Prior to the Closing:  (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents. On or prior to the Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Time of Sale Prospectus, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(c)       Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.
(d)       Material Adverse Change. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Time of Sale Prospectus, or (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness or the exercise or vesting of options or restricted stock units under the Company’s equity incentive plans), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in each case otherwise than as set forth in the Time of Sale Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this subsection (d), is, in the reasonable judgment of the Lead Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(e)       Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.
(f)       Opinions of Counsel to the Company. The Placement Agents shall have received, in each case in form and substance reasonably satisfactory to the Placement Agents and their counsel, (A) from Graubard Miller, counsel to the Company, such counsels’ written opinions, addressed to the Placement Agents and the Investors and dated the Closing Date and a written statement (“Negative Assurances”), addressed to the Placement Agents and dated the Closing Date, (B) from Sterne, Kessler, Goldstein & Fox P.L.L.C., special intellectual property counsel to the Company, such counsels’ written opinions, addressed to the Placement Agents and the Investors and dated the Closing Date and (C) from Workman Nydegger PC, special intellectual property counsel to the Company, such counsels’ written opinions, addressed to the Placement Agents and the Investors and dated the Closing Date.
(g)       Opinion of Counsel to the Placement Agents. The Placement Agents shall have received from Faegre Baker Daniels LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.
(h)       Accountant’s Comfort Letters. On the date hereof, the Placement Agents shall have received a letter dated the date hereof (the “Comfort Letters”), addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, from PricewaterhouseCoopers LLC, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(i)       Bring-Down Letters. On the Closing Date, the Placement Agents shall have received from PricewaterhouseCoopers LLC a letter (the “Bring-Down Letter”), dated the Closing Date, addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, (i) confirming that they are or were, as applicable, independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.
(j)       Officer’s Certificate. The Placement Agents shall have received on the Closing Date a certificate, addressed to the Placement Agents and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:
(i)       each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct in all material respects as of the Time of Sale and the Closing Date as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)       there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Time of Sale Prospectus, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change except as set forth in the Prospectus;

(iii)       no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to its knowledge, threatened by the Commission or any state or regulatory body;

(iv)       the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Prospectus, as of the Time of Sale and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v)       no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(k)       NASDAQ Capital Market. The Shares shall have been listed and authorized for trading on the NASDAQ Capital Market.
(l)       No FINRA Objection. The Placement Agents shall not have received any unresolved objection from the FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Placement Agents in connection with the issuance and sale of the Shares.
(m)      Stock Purchase Agreement. The Company shall have entered into the Stock Purchase Agreement with the Investors, and such agreement shall be in full force and effect on the Closing Date.
(n)       Lock-Up Letters. The Placement Agents shall have received the written agreements, substantially in the form of Exhibit B hereto, of all of the executive officers and directors of the Company set forth on Schedule III.
(o)       Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates or documents as the Placement Agents shall have reasonably requested.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 hereof shall at all times be effective and shall survive such termination.

6.       Indemnification and Contribution.

(a)       Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless each Placement Agent, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein or in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable under this Section 6(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through the Lead Placement Agent expressly for use therein.
(b)       Indemnification of the Company. Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities

Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through the Lead Placement Agent expressly for use therein.
(c)       Notice and Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Placement Agents and all persons, if any, who control any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Placement Agent within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Placement Agents and such control persons and affiliates of any Placement Agents, such firm shall be designated in writing by the Lead Placement Agent. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)       Contribution. To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total commissions received by the Placement Agents, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective percentages set forth in Schedule I hereto, and not joint.
(e)       Allocation. The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Placement Agent shall be required to contribute any amount in excess of the total commissions received by it in accordance with Section 1(b) less the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)       Representations and Agreements to Survive Delivery. The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person controlling any Placement Agent or any affiliate of any Placement Agent, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
7.       Information Furnished by Placement Agents. The Company acknowledges that the statements set forth in the first sentence of the second paragraph under the heading “Plan of Distribution” and in the first paragraph under the heading “Plan of Distribution—Stabilizing Transactions” in the Prospectus (the “Placement Agents’ Information”) constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents as such information is referred to in Sections 2 and 6 hereof.
8.       Termination.  The Lead Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if (i) prior to delivery and payment for the Shares (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or in the over the counter market (each, a “Trading Market”), (B)

trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, or (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Time of Sale Prospectus or incorporated by reference therein, there has been any material adverse effect, (iii) the Company shall have failed, refused or been unable to comply with the material terms or perform any material agreement or obligation of this Agreement or the Stock Purchase Agreement, other than by reason of a default by the Placement Agents, or (iv) any condition of the Placement Agents’ obligations hereunder is not fulfilled. This Agreement may be terminated by any party on or after January 1, 2013. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, and Section 12 hereof shall at all times be effective notwithstanding such termination.
9.       Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:
(a)       if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission as follows:
Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402
Attention:  Rick Hartfiel
Facsimile No.:  (612) 334-6348

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP
2200 Wells Fargo Center
Minneapolis, MN 55402-3901
Attention:  Jonathan R. Zimmerman
Facsimile No.: (612) 766-1600

(b)       if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, FL 32256

Attention:  Chief Executive Officer
Facsimile No.:  (904) 731-0958

with a copy (which shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 19th Floor
New York, NY 10174
Attention:  David Alan Miller
Facsimile No.: (212) 818-8881

Any such statements, requests, notices or agreements shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) hereof and the indemnities of the Placement Agents shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(b) hereof.
11.       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.
12.       No Fiduciary Relationship. The Company hereby acknowledges and agrees that:
(a)       No Other Relationship. The Placement Agents have been retained solely to act as the exclusive placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that the Placement Agents are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that such Placement Agent may undertake or has undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof, irrespective of whether such Placement Agent has advised or is advising the Company on other matters. Each Placement Agent hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.
(b)       Arm’s-Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Investors and the Placement Agents, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.
(c)       Absence of Obligation to Disclose. The Company has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that no Placement Agent has any obligation to disclose such interests or transactions to the Company by virtue of any fiduciary, advisory or agency relationship.
(d)       Waiver. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim to any person asserting a fiduciary duty claim on behalf of the Company, including stockholders, employees or creditors of the Company.
13.       Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
14.       Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
15.       Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.
16.       Research Analyst Independence. The Company acknowledges that each Placement Agent’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Placement Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against each of the Placement Agents with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by such Placement Agent’s investment banking division. The Company acknowledges that each Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 16 shall relieve any Placement Agent of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.
17.       Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the Company’s offering, issuance and sale of the Shares and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, other than that certain engagement letter between the Company and Craig-Hallum, dated August 27, 2012, as supplemented or amended, to the extent not inconsistent with this Agreement.
18.       Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
19.       Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
[Signature page follows.]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.
Very truly yours,
ParkerVision, Inc.
By:	/s/ Cynthia Poehlman
	Name:	Cynthia Poehlman
	Title:	CFO

Accepted as of the date hereof

Craig-Hallum Capital Group LLC
By:	/s/ Patricia S. Bartholomew
	Name:	P. Bartholomew
	Title:	Managing Partner

Ladenburg Thalman & Co. Inc.
By:	/s/ Barry Steiner
	Name:	Barry Steiner
	Title:	Managing Director

Schedules and Exhibits

Schedule I	Allocation between Placement Agents

Schedule II	Issuer Free Writing Prospectus

Schedule III	List of Directors, Officers for Lock-Up Letter

Exhibit A:	Stock Purchase Agreement

Exhibit B:	Form of Lock-Up Letter

Schedule I

Allocation between Placement Agents

Placement Agent	Allocation

Craig-Hallum Capital Group LLC	58.0%
Ladenburg Thalmann & Co. Inc.	42.0%

Total	100%

Schedule II

Issuer Free Writing Prospectus

None.

Schedule III

List of Directors and Officers For Lock-Up Letter

Jeffrey Parker
William Hightower
John Metcalf
David Sorrells
Robert Sterne
Nam Suh
Papken der Torossian
Cynthia Poehlman
John Stuckey

Exhibit A

Form of Stock Purchase Agreement

Exhibit A

Form of Lock Up Agreement

_________________, 2012

Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402

Dear Sirs:
As an inducement to the placement agents (the “Placement Agents”) to execute that certain placement agency agreement (the “Placement Agency Agreement”) with respect to a public offering (the “Offering”) of common stock (the “Common Stock”), of ParkerVision, Inc., a Florida corporation,  and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Craig-Hallum Capital Group LLC (“Craig-Hallum”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

In addition, the undersigned agrees that, without the prior written consent of Craig-Hallum, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The initial Lock-Up Period will commence on the date of this Agreement and continue and include the date 60 days after the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Placement Agency Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Craig-Hallum waives, in writing, such extension; provided, further, that such extension of the Lock-Up Period shall not apply if, (i) the Company’s securities are “actively-traded securities” as defined in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the Company meets the applicable requirements of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.
The undersigned hereby acknowledges that the Company will be requested to agree in the Placement Agency Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and (iii) to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; provided, in each case, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Placement Agents to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the

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Exchange Act, shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.
In addition, the foregoing restrictions shall not apply to (i) the exercise, vesting or conversion of awards granted pursuant to the Company’s equity incentive plans (including any disposition to satisfy tax withholding obligations arising from such exercise, vesting or conversion); provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, vesting or conversion that are not disposed of to satisfy tax withholding obligations, (ii) the establishment or amendment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof) or (iii) any transactions pursuant to a Plan existing on the date hereof; provided that such Plan was not established or modified in contemplation of this Agreement.
In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Placement Agents that it does not intend to proceed with the Offering, (ii) the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by February 28, 2013.
The undersigned understands that the Placement Agents are entering into the Placement Agent Agreement and proceeding with the Offering in reliance upon this Agreement.

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This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

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Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of
an entity)